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                                                                      EXHIBIT 16
Coopers & Lybrand L.L.P.
2400 Eleven Penn Center
Philadelphia, Pennsylvania 19103
May 10, 1996


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

We have read the statements made by NRG Generating (U.S.) Inc., formerly O'Brien Environmental Energy, Inc., (the "Registrant") (copy attached), which we understand have been filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Registrant's Form 8-K report for the month of April 1996.

With respect to the statements concerning Coopers & Lybrand L.L.P. (the "Firm") contained in such Form 8-K, we believe the following clarification should be made:

a. We were not notified by the Registrant as to the dismissal of the Firm as the Registrant's independent accountants until May 6, 1996.

b. To our knowledge, the Registrant has not filed periodic reports with the Securities and Exchange Commission since the filing of the Registrant's 10-K for the fiscal year end June 30, 1994. Such Form 10-K included our report dated October 7, 1994, which was issued on October 13, 1994.

c. We agree with the Registrant's statements concerning the lack of disagreements during its 1994 fiscal year and the portion of its 1995 fiscal year prior to October 13, 994. We were not engaged to audit the financial statements of the Registrant for the fiscal year ended June 30, 1995 or for any periods thereafter. Therefore, we are not knowledgeable of events that may have taken place during the 1995 fiscal year subsequent to the issuance of our report on our audit of the financial statements for the year ending June 30, 1994, or the portion of the 1996 fiscal year up to the date of our dismissal. We were not consulted by the Registrant during the period from October 13, 1994 to the date of our dismissal on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures. Therefore, we cannot comment upon matters arising during such period.


Very truly yours,

/s/ Coopers &  Lybrand L.L.P.
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Coopers & Lybrand L.L.P.